AMENDMENT AGREEMENT

      AGREEMENT, effective as of March 17, 1999, by and between Touchstone Variable Series Trust, a Massachusetts business trust (the "Fund") (formerly known as Select Advisors Variable Insurance Trust) and Investors Bank & Trust Company, a Massachusetts trust company ("Investors Bank").

      WHEREAS the Fund and Investors Bank entered into an Administration Agreement dated December 1, 1999 (the "Administration Agreement"); and

      WHEREAS, the Fund and Investors Bank desire to amend the Administration Agreement as set forth below.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.    Amendment.

      (a) The first sentence of the Administration Agreement is hereby amended to read as follows:

                  THIS ADMINISTRATION AGREEMENT is made as of December 1, 1996 by and between TOUCHSTONE VARIABLE SERIES TRUST, a Massachusetts business trust (the "Fund"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company ("Investors Bank").

      (b) Section 11 of the Administration Agreement is hereby amended to read in its entirety as follows:

                  7.  Termination of Agreement.

                  (a) The initial term of this Agreement shall continue through March 17, 2002 (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive three-year terms (each a "Renewal Term") unless notice of non-renewal is delivered by the non-renewing party to the other party no later than 90 days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

                  (b) Either party hereto may terminate this Agreement prior to the expiration of the Initial Term or any Renewal Term in the event the other party violates any material provision of this Agreement, provided that the non-violating party gives written notice of such violation to the violating party and the violating party does not cure such violation within 30 days of receipt of such notice.

                  (c) In the event notice of termination is given to Investors Bank by the Fund under this section, such notice shall be accompanied by a resolution of the Board of Trustees, certified by the Secretary, electing to terminate this Agreement and designating a successor service company.

                  (d) At any time after the termination of this Agreement, the Fund may, upon written request, have reasonable access to the records of Investors Bank relating to its performance of its duties hereunder.

      (c) Investors Bank shall perform the services for the Funds on behalf of the portfolios listed on Appendix 1 hereto.

      (d) Appendix 2 to the Administration Agreement shall be amended to read in its entirety as set forth on Appendix 2 hereto.

2.    Miscellaneous.

      (a) Except as amended hereby, the Administration Agreement shall remain in full force and effect.

      (b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



      IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.




INVESTORS BANK & TRUST COMPANY


By:  ________________________________

Name:  _____________________________

Title:  ______________________________


TOUCHSTONE VARIABLE SERIES TRUST


By:  ________________________________

Name:  _____________________________

Title:  ______________________________

                                   Appendix 2

                                   Portfolios


                         Touchstone Emerging Growth Fund

                      Touchstone International Equity Fund

                       Touchstone Income Opportunity Fund

                           Touchstone Value Plus Fund

                         Touchstone Growth & Income Fund

                            Touchstone Balanced Fund

                              Touchstone Bond Fund

                         Touchstone Standby Income Fund